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                                                                   Exhibit 10.41
                              MANAGEMENT AGREEMENT

                                      WITH

                        THE FIRST NATIONAL BANK OF BOSTON

         AGREEMENT entered into as of March 15, 1996, by and between The First National Bank of Boston, a national banking association (the "Consultant"), and BancBoston Mortgage Corporation, a Florida corporation (the "Company").

         WHEREAS, the Consultant has staff specially skilled in corporate finance, strategic corporate planning, and other management skills and services; and

         WHEREAS, as of the date hereof, HomeSide, Inc. ("Parent"), an affiliate of the Consultant, has concluded the purchase of all the equity securities of the Company (the "Stock Purchase"); and

         WHEREAS, the Company will require the Consultant's special skills and management advisory services in connection with its general business operations; and

         WHEREAS, the Consultant is willing to provide such skills and services to the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto intending to be legally bound do hereby agree as follows:

         1. Engagement. The Company hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and management advisory services to the Company, as requested by the Company. These services will be in the field of financial and strategic corporate planning and such other management areas as the Consultant and the Company shall mutually agree. In consideration of the remuneration herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

         2. Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the fifth (5th) anniversary hereof (the "Term"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Consultant or the Company shall give notice to the other at least ninety (90) days prior to the end of the Term (or any annual extension thereof) all obligations as between the parties shall be without recourse to one another under this Agreement.

         3. Services to be Performed. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by
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the Agreement. However, no precise number of hours is to be devoted by the
Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose.

         4.       Compensation; Expense Reimbursement.

         4.1 In consideration of the management advisory services hereunder, the Consultant shall be paid an annual fee (hereinafter, the "Management Fee") equal to $500,000; provided that, upon consummation of the purchase by Parent of all the outstanding capital stock of Barnett Mortgage Company, a Florida corporation, the Management Fee shall automatically be reduced to $333,333. The Management Fee shall be paid to the Consultant by the Company in equal quarterly installments each year, to be paid quarterly in advance on the first day of each calendar quarter, except for the installment which would otherwise be payable on the first day of the first calendar quarter following the date hereof which shall instead be paid on the date hereof.

         4.2 The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with the management advisory services to be provided by the Consultant hereunder, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or in account of its performance of services for the Company hereunder. Reimbursement shall be made only upon presentation to the Company by the Consultant of reasonably itemized documentation therefor.

         5. Indemnification. In addition to their agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless the consultant, and its affiliates (including its officers, directors, stockholders, partners, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by the Consultant of services under this Agreement (other than for expenses incurred described in Section 4 hereof or for compensation for services rendered), and to reimburse the Consultant and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigations or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result form actions taken by the Consultant (or such other indemnified person) due primarily to the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

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         6.       Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:

                  (i)      If to the Consultant:

                              The First National Bank of Boston
                              100 Federal Street, 01-25-08
                              Boston, MA 02110
                              Attention: Peter J. Manning

                           With a copy to:

                              Bingham, Dana & Gould
                              150 Federal Street
                              Boston, MA 02110
                              Attention: Norman J. Shachoy, Esq.

                  (ii)     If to the Company:

                              7301 Bay Meadows Way
                              Jacksonville, FL 32256
                              Attention: President

         7. Modifications; Termination. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be Amended or revised except by a writing signed by the parties. This Agreement will terminate upon an initial public offering of the common stock of the Parent.

         8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other.

         9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision shall not affect the validity of any other provision.

         10. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Commonwealth of Massachusetts principles of conflicts of law).

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.

THE FIRST NATIONAL BANK OF BOSTON               BANCBOSTON MORTGAGE
                                                CORPORATION

By: /s/ Peter J. Manning                        By: /s/ Joe K. Pickett
   -----------------------------                   ----------------------------
   Name: Peter J. Manning                          Name:
   Title: Executive Director                       Title:

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